UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

SendGrid, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38275	27-0554600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Suite 500 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

888-985-7363

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02                                           Results of Operations and Financial Condition.

On February 26, 2018, SendGrid, Inc., a Delaware corporation (the “Company”), issued a press release announcing its corporate and financial results for the fiscal fourth quarter and year ended December 31, 2017, as well as information regarding a conference call and live webcast presentation to discuss these corporate and financial results. The press release and presentation are attached hereto as Exhibit 99.1 and 99.2, respectively and are incorporated herein by reference. The presentation will be posted to http://investors.sendgrid.com immediately after the issuance of the press release.

The press release and presentation are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Current Report shall not be incorporated by reference in any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On February 21, 2018, the Company’s Board of Directors (the “Board”) approved an increase in the total authorized number of Board members to eight directors and, upon recommendation of the Nominating and Corporate Governance Committee of the Board, elected Anne Raimondi to the Board effective February 28, 2018.  Ms. Raimondi was elected as a Class II director for a term expiring at the Company’s 2019 annual stockholders’ meeting.  The Board also appointed Ms. Raimondi to the Compensation Committee of the Board (the “Compensation Committee”).

Although the Company does not have a written policy, the Company generally reimburses Board members for their out-of-pocket expenses incurred in attending Board and committee meetings. The Company expects to implement a formal policy pursuant to which non-employee directors, including Ms. Raimondi, will be eligible to receive compensation for service on the Board and committees of the Board. Additionally, the Compensation Committee anticipates granting Ms. Raimondi a restricted stock unit award having a grant date value of $37,500, which shall vest in full on the date of the Company’s next annual stockholders’ meeting.

There is no arrangement or understanding between Ms. Raimondi and any other persons pursuant to which she was elected as a director.  Ms. Raimondi has no direct or indirect material interest in any transaction required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K.  Ms. Raimondi and the Company have entered into the standard Company indemnification agreement, whereby the Company agrees to indemnify, defend and hold its directors, executive officers and other employees as determined by the Board harmless from and against losses and expenses incurred as a result of their service to the Company, subject to the terms and conditions provided in the agreement.  The foregoing summary of such indemnification agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement that the Company has previously filed with the SEC.

Ms. Raimondi’s election to the Board is included in the press release attached hereto as Exhibit 99.3.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release entitled “SendGrid Announces Fourth Quarter and Year-End 2017 Results and Provides Initial 2018 Outlook,” dated February 26, 2018.

99.2	Presentation entitled “Q4 2017 Earnings Call Supplement”

99.3	Press Release entitled “SendGrid Announces the Election of Anne Raimondi to its Board of Directors,” dated February 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SendGrid, Inc.

Dated: February 26, 2018	By:	/s/ Michael Tognetti
Michael Tognetti
Senior Vice President, General Counsel